As filed with the Securities and Exchange Commission on February 13, 1998.


                                                      Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               ------------------
                               LECTEC CORPORATION
             (Exact name of registrant as specified in its charter)


           Minnesota                                     41-1301878
(State or other jurisdiction of            (I.R.S.  Employer Identification No.)
 incorporation or organization)

                             10701 Red Circle Drive
                           Minnetonka, Minnesota 55343
               (Address of principal executive offices) (Zip code)


                    LECTEC CORPORATION 1989 STOCK OPTION PLAN
                              (Full title of plan)
                             ----------------------

                                                            Copy to:
          Mr. Rodney A. Young                        Timothy S. Hearn, Esq.
        Chief Executive Officer                       Dorsey & Whitney LLP
        10701 Red Circle Drive                       Pillsbury Center South
     Minnetonka, Minnesota   55343                   220 South Sixth Street
(Name and address of agent for service)           Minneapolis, Minnesota  55402
            (612) 933-2291                               (612) 340-7802

          (Telephone number, including area code, of agent for service)
                              --------------------

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement.


                         CALCULATION OF REGISTRATION FEE
===============================================================================================
                                          Proposed            Proposed
 Title of each class                  Maximum Offering         Maximum
 of Securities to be   Amount to be         Price        Aggregate Offering      Amount of
     registered         registered      per Unit (1)          Price (1)      Registration Fee
-----------------------------------------------------------------------------------------------
     Common Stock
   ($.01 par value)      557,287          $4.81            $2,680,550.00        $791.00
-----------------------------------------------------------------------------------------------

(1) Estimated as provided in Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on February 6, 1998.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed by LecTec Corporation (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement, as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997; and

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated August 28, 1987 and any amendment or report filed to update such description filed subsequent to the date hereof and prior to the termination of the offering of the Common Stock offered hereby.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.


         Section 302A.521, subd. 2, of the Minnesota Statutes requires the Company to indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties or fines; (2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the Company, or, in the case of performance by a director, officer or employee of the Company involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company, upon written request, of reasonable expenses in advance of final disposition of the proceeding in certain instances. A decision as to required indemnification is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterest quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders, or by a court.

         LecTec's Bylaws provide that the Company's directors, officers, committee members and other persons shall have the rights to indemnification provided by Section 302A.521 of the Minnesota Business Corporation Act.

         The Company maintains a directors and officers insurance policy.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         5.1      Opinion of Dorsey & Whitney LLP

         23.1     Consent of Grant Thornton LLP

         23.2     Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)

         24.1     Powers of Attorney

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date hereof (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth herein;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed herein or any material change to such information herein;

provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on this 13th day of February, 1998.

                                             LecTec Corporation


                                             By /s/ Rodney A. Young
                                                --------------------------------
                                                Rodney A. Young, Chief Executive
                                                Officer, President and Chairman

         Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated on February 13, 1998.

Signature                                   Title
---------                                   -----
  /s/ Rodney A. Young
-------------------------
Rodney A. Young                             Chief Executive Officer,
                                            President and Chairman
                                            (Principal Executive Officer)
  /s/ Deborah L. Moore
-------------------------
Deborah L. Moore                            Chief Financial Officer (Principal
                                            Financial and Accounting Officer)


-------------------------
Lee M. Berlin                               Director


-------------------------
Alan C. Hymes, M.D.                         Director

          *
-------------------------
Paul O. Johnson                             Director

          *
-------------------------
Bert J. McKasy                              Director


-------------------------
Marilyn K. Speedie                          Director

          *
-------------------------
Donald C. Wegmiller                         Director


*By /s/ Rodney A. Young
    -------------------------------------
     Rodney A. Young, as Attorney-In-Fact

                                  EXHIBIT INDEX


Exhibit
-------
5.1             Opinion of Dorsey & Whitney LLP

23.1            Consent of Grant Thornton LLP

23.2            Consent of Dorsey & Whitney LLP (included in Exhibit 5 above)

24.1            Powers of Attorney